Exhibit 99.1

Forescout Technologies Shareholders Approve Proposed Transaction With Advent International

On Track to Close in Second Calendar Quarter of 2020

SAN JOSE, Calif., April 23, 2020 – Forescout Technologies, Inc. (Nasdaq: FSCT) the leader in device visibility and control, today announced that its shareholders have approved the proposed transaction with Advent International (“Advent”). Advent has partnered with Crosspoint Capital Partners (“Crosspoint Capital”), a private equity investment firm focused on the cybersecurity and privacy industries, as a co-investor and advisor.

“Today’s results represent an important milestone in completing the transaction, and we thank our shareholders for their strong support,” said Michael DeCesare, CEO and President of Forescout. “As a private company and through partnership with Advent and Crosspoint, we will be even better positioned to develop and deploy industry-leading cybersecurity solutions for our customers, who are relying on secure technology now more than ever for remote work. We look forward to the completion of this transaction in the coming weeks.”

More than 99% of shares voted were in favor of the transaction at the Special Meeting of Shareholders. The final voting results will be reported in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Under the terms of the agreement, which was announced on February 6, 2020, Forescout shareholders will receive $33.00 in cash for each share of common stock they own.

Forescout continues to expect the transaction to close in the second calendar quarter of 2020 following the completion of a customary debt “marketing period” by Advent. Upon completion of the transaction, Forescout common stock will no longer be listed on any public market.

About Forescout

Forescout provides security at first sight. Our company delivers device visibility and control to enable enterprises and government agencies to gain complete situational awareness of their environment and orchestrate action. Learn more at forescout.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the pending acquisition of Forescout by Advent International, including the expected timing of the closing of the transaction. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, Forescout’s actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the transaction are not satisfied; potential litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans and operations of Forescout; and the risks described in the filings that Forescout makes with the Securities and Exchange Commission from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in Forescout’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 28, 2020, and which should be read in conjunction with Forescout’s financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of Forescout’s website at https://investors.Forescout.com. All forward-looking statements in this press release are based on information available to Forescout as of the date hereof, and Forescout does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Investor Relations:
Michelle Spolver
408-721-5884
michelle.spolver@forescout.com

Media Relations:
Katie Beck
650-314-8705
katie.beck@forescout.com